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                       REVOLVING LINE OF CREDIT AGREEMENT


         REVOLVING LINE OF CREDIT AGREEMENT (the "Agreement') entered into this ____ day of February, 1997, by and among, APOLLO INTERNATIONAL OF DELAWARE, INC., a Delaware corporation (the "Borrower"), and QUEENSBURY, INC., a Florida corporation (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower designs, develops and manufactures computer monitoring devices used to monitor industrial motors and electric powered transformers; and

         WHEREAS, Borrower desires to receive a revolving line of credit from Lender and shall grant to Lender a security interest in Borrower's specific and itemized present and future accounts receivable. (the term "accounts receivable" or "account", as used herein, means Borrower's right to payment for goods sold or services rendered by it, which is not evidenced by an instrument or chattel paper); and

         WHEREAS, Borrower's accounts receivable are evidence of sales and deliveries of personal property usually dealt in by the Borrower or work, labor and services performed by the Borrower.

         NOW, THEREFORE, for the reasons set forth hereinabove, and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

         1. Recitals. The foregoing recitals are true and correct and form a part of this Agreement.

         2. Advancement of Funds. Subject to the terms of this Agreement, Lender may from time to time elect to advance funds (the "Loan") to Borrower, secured by specific and itemized acceptable accounts receivable of Borrower (the term "acceptable account receivable" or "acceptable account", as used herein, means an account receivable which conforms to the warranties set forth in
Section 6 and is accepted in writing by Lender.) The amount of each Loan shall be ninety four and one-half (94.5%) percent of the face value of the specific acceptable accounts receivable which are collateral for that specific Loan. The total aggregate principal sum of the Loans outstanding at any one time shall not exceed FIVE HUNDRED THOUSAND AND 00/100 ($500,000) DOLLARS. Each loan shall be evidenced by Borrower's collateral note in a form satisfactory to Lender. Borrower will pay simple interest on each Loan from its operating account at the rate of one (1%) percent per month computed on a daily rate. Interest will begin to accrue on the date of receipt of the wire transfer by the Borrower, but interest payments shall not be due and payable unless a Loan has an outstanding balance thirty (30) days from the date of receipt of the wire transfer by the Borrower. The interest amount will be calculated as of the end of the month, payable by the 10th of the next month. For purposes of the amount subject to interest calculations at the end of each month, the amount is the then outstanding principal balance of each Loan that was advanced at least thirty
(30) days prior.

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         3. Repayment. Borrower shall repay the Loans to Lender in an amount equal to the principal sum of the Loans stated above, plus an additional amount equal to the difference between the principal sum of the Loan and the total face value of the acceptable accounts receivable which are collateral for that specific Loan (hereinafter collectively referred to as "Amount Owed"). As Borrower receives payments from account debtors on specific acceptable accounts receivable that are collateralized under this Agreement, such payments shall be:
(i) remitted to Lender within three (3) business days of receipt by Borrower, and (ii) applied to the Amount Owed for the Loan for which such acceptable accounts receivable is collateral. Any Amount Owed on any Loan and corresponding interest thereon, may be repaid by Borrower to Lender in part or in full at any time without penalty. All Amounts Owed shall be repaid in full no later than December 31, 1998. Until Borrower has repaid the principal sum amount of each Loan in full, Borrower will pay interest on the Loan in accordance with Section 2 above. All Payments, including interest payments, shall be sent to Lender at Lender's address listed at the end hereof.

         4. Accounts Receivable as Security. As security for the repayment of the principal sum and interest of all Loans made hereunder, Borrower grants Lender a security interest in only those specific acceptable accounts receivable to which each Loan applies and Borrower has borrowed funds against.

         5. Collections. Borrower shall continue to collect and enforce the accounts receivable. Borrower shall bear all costs of collection and enforcement, including attorneys' fees and out-of-pocket expenses.

         6. Borrower's Warranties and Representations as to Accounts. Borrower warrants and represents with respect to each acceptable account receivable that:

                  a. The account receivable is due and payable and is not past due or in default. For purposes of this Section 6, an account receivable on which a payment has not been made for six (6) or more consecutive months shall be deemed in default.

                  b. The account receivable arose from an outright sale of goods by Borrower, or from services rendered by Borrower, and, if from a sale, that the goods have been delivered to the account debtor, and Borrower has in its possession shipping and delivery receipts evidencing shipment and delivery.

                  c. The account receivable is based on a bona fide written order or contract obtained from the Borrower's customer and that the account is for goods sold and delivered or for work, labor and services performed or materials furnished pursuant to the terms of such written order or contract.

                  d. The account receivable is not subject to any assignment, claim, lien, or security interest and Borrower will not create any further security interest therein, nor permit its rights therein to be reached by attachment, levy, garnishment, or other judicial process.

                  e. The account receivable is not subject to any defense, counterclaim or set-off, or to any claim for credits, allowances, or adjustment by the account debtor for any reason


                                                                               2

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except a discount allowed for prompt payment, nor will Borrower, subsequent to such assignment, incur any obligation which may create any defense, counterclaim or set-off thereto.

                  f. If the account debtor refuses to accept or returns any of the goods, in whole or in part, Borrower will immediately notify Lender and substitute a new acceptable accounts receivable of equal face value.


                  g. No notice of the bankruptcy or insolvency of the account debtor has been received.

                  h. The account receivable is accurately posted in Borrower's books and records showing all sales, claims, and allowances on sales and merchant associated with such account receivable.

         7. Borrower's Covenants as to Accounts. Borrower covenants with respect to acceptable accounts receivable that:

                  a. Any account which was originally an acceptable accounts receivable shall lose its acceptable status if (1) it becomes more than six (6) months past due; (2) the account debtor refuses to accept or returns any of the goods from the sale of which the account arose; or (3) the account does not continue to conform to the other warranties set forth in Section 6.

                  b. If any acceptable accounts receivable loses its acceptable status, the Borrower shall substitute a new acceptable accounts receivable of equal face value and immediately notify Lender in writing and execute the necessary documents to give Lender a security interest in the substitute accounts receivable and perfect such interest therein.

         8. Other Covenants of Borrower. Borrower covenants that:

                  a. It will at all times keep, at its principal place of business in Apollo Beach, Florida, accurate and complete records and accounts concerning all accounts receivable, and will submit to Lender, in the form prescribed by the latter, reconciliations of accounts receivable which set forth the total amount of all of its accounts receivable outstanding as of the date of the report, and which of them are then acceptable accounts receivable.

                  b. Borrower will promptly advise Lender in writing of its opening of any new places of business, or the closing of any existing places of business.

                  c. Borrower will sign any financing statement or statements, in form satisfactory to Lender, that Lender at any time may request or wishes to file in order to protect its security interest in any collateral for Loans made hereunder.

                  d. Borrower will execute and deliver to Lender all instruments, documents, or other writing that Lender deems necessary to carry out the terms hereof and to perfect its security interest in acceptable accounts receivable that are being used as collateral.

                  e. Lender, or any of its agents shall have the right to, at Borrower's place or places of business and with three (3) business days notice, inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to acceptable accounts receivables.

                  f. Borrower will not grant a security interest in any raw material, goods in process, finished goods, or inventory without Lender's prior permission.

                  g. The Borrower shall, as its own expense, promptly adjust all disputes with its customers.

         9. Default. The occurrence of any one or more of the following events shall constitute a default by Borrower hereunder:

                  a. Borrower fails to pay all Amounts Owed on all Loans made hereunder by December 31, 1998, or fails to pay the accrued interest thereon when due.

                  b. Borrower fails to comply with any provision of this Agreement.

                  c. Any representation, warranty, or certificate made or furnished by Borrower to Lender as set forth in this Agreement, or otherwise made in connection therewith, is materially false.

                  d. Borrower makes an assignment of an acceptable accounts receivable for the benefit of its creditors.

                  e. Proceedings in bankruptcy, for reorganization of Borrower, or for the readjustment of any of its debts under the U.S. Bankruptcy Code or any other existing or future federal or state law for the relief of debtors, are commenced by or against Borrower.

                  f. A receiver or trustee is appointed for Borrower or for any substantial part of its assets; or any proceedings are instituted for the dissolution, or the full or partial liquidation, of Borrower, and such proceeding has not been dismissed within ninety (90) days.

         10. Remedies. If Borrower is in default under this Agreement, Lender shall have such rights with respect to any then outstanding notes evidencing Loans made hereunder, all acceptable accounts receivable in which Lender has a security interest, as well as those remedies provided by law. Borrower shall also, upon default, transfer to Lender complete ownership of all accounts receivable used to collateralize any then outstanding Amount Owed.


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         11. Term. The term of this Agreement shall commence on the date first above written and shall terminate on December 31, 1998, unless this Agreement is renewed or extended in writing and with the mutual consent of both parties.

         12. Notices. All notices under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, to the parties at their addresses listed at the end hereof.

         13. Modification and Waiver. Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by both parties hereto. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

         14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. The obligations set forth in this Agreement shall survive any expiration or termination of this Agreement. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and/or federal courts located in Orange County, Florida, for resolution of all disputes arising out of, in connection with, or by reason of the interpretation, construction, and enforcement of this Agreement, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum.

         16. Entire Agreement. This instrument contains and represents the entire and complete understanding and agreement between the parties hereto. The parties hereto agree that no prior statements, representations, promises, agreements, instructions, or understandings, written or oral, pertaining to this Agreement, other than those specifically set forth and stated herein, shall be of any force or effect.

         17. Construction. No legal or other presumption against the party drafting this Agreement concerning its construction, interpretation or otherwise accrue to the benefit of any party to this Agreement and each party expressly waives the right to assert such a presumption in any proceedings or disputes connected with, arising out of, or involving this Agreement.

         18. Headings. The titles to the numbered paragraphs in this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of said covenants or provisions set forth therein.


                                                                               5

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                           APOLLO INTERNATIONAL OF DELAWARE, INC.
                           6542 U.S. Highway 41, Suite 215
                           Apollo Beach, Florida 33572


                           By:  /S/ Steven Smith
                               -------------------------------------------------
                           Its: Executive Vice President
                               -------------------------------------------------


                           QUEENSBURY, INC.
                           4900 Woodway, Suite 650
                           Houston, Texas  77056


                           By:  /S/ Brenda Heartfield
                               -------------------------------------------------
                           Its: President
                               -------------------------------------------------


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